Exhibit 99.2

Nanomix, Inc.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD-LOOKING STATEMENTS

This report, including exhibits that are being filed as part of this report, as well as other statements made by Nanomix, Inc. (“Nanomix”, the “Company”, “we”, “us”, and “our”), contain “forward-looking statements” that include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements.

These forward-looking statements include such things as: investment objectives and the Company’s ability to make investments in a timely manner on acceptable terms; references to future success of the Company’s products; the Company’s business strategy; estimated future capital expenditures; sales of the Company’s products; competitive strengths and goals; and, other similar matters.

These forward-looking statements reflect the Company’s current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside the Company’s control that may cause actual results to differ materially from those projected. Such factors include, but are not limited to, the following: ability to develop, commercialize and market new products; ability to market and sell products, whether through an internal, direct sales force or third parties; ability to manufacture products in accordance with applicable specifications, performance standards and quality requirements; ability to obtain, and timing and cost of obtaining, necessary regulatory approvals for new products or new indications or applications for existing products; ability to comply with applicable regulatory requirements; ability to effectively resolve warning letters, audit observations and other findings or comments from the FDA or other regulatory entities; changes in relationships, including disputes or disagreements, with strategic partners or other parties and reliance on strategic partners for the performance of critical activities under collaborative arrangements; competing products and technology changes; reduction or deferral of public funding available to customers; competition from new or better technology or lower cost products; market acceptance of our products; changes in market acceptance of products based on product performance or other factors, including changes in testing guidelines, algorithms or other recommendations by the Centers for Disease Control and Prevention and other agencies; ability to fund research and development and other products and operations; ability to obtain and maintain new or existing product distribution channels; reliance on sole supply sources for critical products and components; ability to reach and maintain sustained profitability; uncertainty relating to patent protection and potential patent infringement claims; uncertainty and costs of litigation relating to patents and other intellectual property; availability of licenses to patents or other technology; obstacles to international marketing and manufacturing of products; ability to sell products internationally, including the impact of changes in international funding sources and testing algorithms; adverse movements in foreign currency exchange rates; loss or impairment of sources of capital; ability to attract and retain qualified personnel; exposure to product liability and other types of litigation; changes in international, federal or state laws and regulations; customer consolidations and inventory practices; equipment failures and ability to obtain needed raw materials and components; the impact of terrorist attacks and civil unrest; changes in laws or regulations; global and regional economic conditions; and general political, business and market conditions.

Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, these are only assumptions, and forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. Investors are cautioned that forward-looking statements may not be reliable and speak only as of the date they are made and that, except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect any future events or circumstances. All subsequent written or oral forward-looking statements attributable to the Company or to individuals acting on its behalf are expressly qualified in their entirety by this section.

Investors should also be aware that while we do, from time to time, communicate with securities analysts, it is against our policy to disclose any material non-public information or other confidential commercial information to securities analysts unless and until we have made it publicly available. Accordingly, stockholders should not assume that we agree with any statement or report issued by any analyst irrespective of the content of the statement or report. Furthermore, we have a policy against issuing or confirming financial forecasts or projections issued by others. Thus, to the extent that reports issued by securities analysts contain any projections, forecasts or opinions, such reports are not the responsibility of the Company.

Overview

This discussion and analysis should be read in conjunction with the accompanying Consolidated Financial Statements and related notes. The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). The preparation of financial statements in conformity with U.S. GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of any contingent liabilities at the financial statement date and reported amounts of revenue and expenses during the reporting period. On an ongoing basis, we review our estimates and assumptions. Our estimates are based on our historical experience and other assumptions that we believe to be reasonable under the circumstances. Actual results are likely to differ from those estimates under different assumptions or conditions, but we do not believe such differences will materially affect our financial position or results of operations. Our critical accounting policies, the policies we believe are most important to the presentation of our financial statements and require the most difficult, subjective and complex judgments, are outlined below in ’‘Critical Accounting Policies,’’.

This management’s discussion and analysis of financial condition and results of operations (“MD&A”) is intended to help you understand the business operations and financial condition of the Company as of December 31, 2020.

Our MD&A is presented in six sections:

●	Executive Overview

●	Consolidated Results of Operations

●	Liquidity and Capital Resources

●	Recent Developments

●	Significant Accounting Policies and Critical Accounting Estimates

●	Recently Issued Accounting Pronouncements

Executive Overview

Our Business

Nanomix, Inc, is a development stage company that seeks to develop, manufacture, and commercialize point-of-care diagnostic tests that are used to detect or monitor diseases. The Company’s product development efforts are focused on our proprietary technology, a novel point-of-care diagnostic platform that offers certain customer advantages as compared to other point-of-care diagnostic technologies. Nanomix, Inc. was originally formed in 2001 as a nanotechnology sensor company. In 2009, ownership changed and the business was redirected to development and commercialization of a mobile point-of-care diagnostic platform.

Business Strategy

The healthcare market is rapidly evolving to incorporate a decentralized system of care delivery within a broad spectrum of environments: the emergency department, skilled nursing facilities, elderly homes, urgent care centers, ambulances, and remote locations. While hospital central laboratories currently are the gold standard of clinical testing, a mobile diagnostic platform offering high-quality testing results at affordable prices is needed to serve the decentralized testing requirements. The Nanomix eLab System is specifically designed to meet this evolving market need. The system includes a durable, handheld, rechargeable battery powered instrument and a disposable multiplex, microfluidic test cartridge. Proprietary biosensors deliver laboratory-quality performance wherever the patient or healthcare provider needs it, including a wide range of testing environments outside the hospital. The Nanomix eLab System is well suited for markets that include pre-hospital assessment, chronic medical care, and post-hospital disease management, as well as use in remote locations far from traditional centers of health care delivery. Whether in an Emergency Department, an Urgent Care facility, a skilled nursing facility or on an ambulance, the Nanomix eLab System is designed to help mobile health providers to quickly assess a patient’s condition and intervene with a higher level of care when necessary.

Our initial product development focus is on testing for critical medical conditions where rapidly available information is needed to help inform clinical decision making. The Nanomix S1 Assay Panel is designed to provide information about critical infections, including sepsis, in approximately 10 minutes. The S1 Assay Panel has received CE marking. Future product development efforts for other critical conditions are planned for development.

Consolidated Results of Operations

The results of operations for the years ended December 31, 2020 and 2019 were as follows:

	Years Ended December 31,
	2020	2019

Revenues	$513,244	$392,422

Operating costs and expenses:
Research and development	4,184,820	3,765,203
Selling, general and administrative expenses	1,234,784	1,331,593
Total operating expenses	5,419,604	5,096,796
Loss from operations	(4,906,359)	(4,704,373)

Other income (expense):
Interest income	6	47
Interest expense	(209,538)	(200,110)
Interest expense, related, party	(1,076,478)	(619,147)
Total income (expense)	(1,286,011)	(819,210)

Loss before income taxes	(6,192,370)	(5,523,583)
Provision for income taxes	0	0
Net loss	$(6,192,370)	$(5,523,583)

Total Revenues

Total net revenues during the year ended December 31, 2020 were $513 thousand, a slight increase of $121 thousand compared to the year ended December 31, 2019. The increase in total net revenues was comprised of development funding provided by a government contract, offset by a decrease of $200 thousand in licensee fee revenue received in 2019.

Research and Development

This category includes costs incurred for product and process development, and clinical & regulatory affairs. Costs in the year ended December 31, 2020 were largely related to the development and clinical trials of two assays for COVID-19. Costs in the year ended December 31, 2019 were largely related to the development, clinical trials and CE registration for the S1 Assay Panel. All development efforts were for development of the eLab platform.

Selling, General and Administrative Expense

Selling, general and administrative expense (“SG&A”) included only general and administrative expenses in both 2020 and 2019. The company incurred minimal sales and marketing costs during these periods.

Other Income (Expense)

Other Income (Expense) is primarily interest expense related to Secured Notes and Unsecured Convertible Notes used to fund the Company’s operations. Interest expense for the year ended December 31, 2020 was $1.286 million, an increase of $467 thousand from the $819 thousand incurred in the year ended December 31, 2019. The increase was due to increased Unsecured Convertible Notes issued to finance company operations.

Net Loss

The Net Loss for the year ended December 31, 2020 was $6.192 million, an increase of $668 thousand from the $5.524 million incurred in the year ended December 31, 2019. The increase was largely due to increased interest expense of $467 thousand and increase of $323 thousand in operating expenses from 2019 levels.

Liquidity and Capital Resources

Overview

Our liquidity requirements are primarily to fund our business operations, including capital expenditures and working capital requirements. Our primary sources of liquidity are additional capital investment and debt.

As of December 31, 2020, we had cash and cash equivalents of $15 thousand.

Cash Flows

The Company’s cash flows for the year ended December 31, 2020 decreased by $575 thousand as compared to the year ended December 31, 2019 primarily due to increased net loss of $668 thousand.

Cash used in operating activities during the year ended December 31, 2020 was $3.9 million, primarily due to the $6.2 million net loss offset by an increase in accounts payable of $764 thousand and increase in accrued interest $1,159 thousand.

Cash used in investing activities of $43 thousand during the year ended December 31, 2020 related to the purchase of laboratory equipment.

Cash provided by financing activities during the year ended December 31, 2020 were primarily related to proceeds from convertible debt and receipt of a PPP loan.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Recent Developments

In June 2021, the Company completed a merger with Boston Therapeutics, a publicly held entity. The Company is the majority shareholder of the resulting entity. As part of the merger agreement, substantially all of the Company’s debt has been converted to equity in the merged entity. In addition, and in conjunction with the merger, Boston Therapeutics entered into a Convertible Equity arrangement, issuing $8.3 million in secured Notes and receiving related cash investment of $5.8 million.

Significant Accounting Policies and Critical Accounting Estimates

Significant accounting policies are described in Note 3 – Significant Accounting Policies to the audited consolidated financial statements included herein. Certain of our accounting policies require the application of significant judgment by management in selecting the appropriate assumptions for calculating financial estimates. By their nature, these judgments are subject to an inherent degree of uncertainty. These judgments are based on our historical experience, terms of existing contracts, our evaluation of trends in the industry, information provided by our customers and information available from other outside sources, as appropriate. We consider an accounting estimate to be critical if:

●	It requires us to make assumptions about matters that were uncertain at the time we were making the estimate, and

●	Changes in the estimate or different estimates that we could have selected would have had a material impact on our financial condition or results of operations.

The following listing is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States of America, with no need for management’s judgment in their application. There are also areas in which management’s judgment in selecting any viable alternative would not produce a materially different result. There have been no significant changes in our critical accounting estimates during the year ended December 31, 2020.

Revenue Recognition

For certain contracts, we recognize revenue from R&D, milestone and grant revenues when earned. Grants are invoiced after expenses are incurred, as that is the depiction of the timing of the transfer of services. Performance obligations generally follow the major phases of product development processes: design feasibility & planning, product development & design optimization, design verification, design validation & process validation, and pivotal studies. Further details regarding revenue recognition are document at Note 3(b) – Summary of Significant Accounting Policies: Revenue Recognition to the Unaudited Condensed Consolidated Financial Statements.

Stock-Based Compensation

We recognize the fair value of equity-based awards as compensation expense in our statement of operations. The fair value of our stock option awards was estimated using a Black-Scholes option valuation model. This valuation model’s computations incorporate highly subjective assumptions, such as the expected stock price volatility and the estimated life of each award. The fair value of the options, after considering the effect of expected forfeitures, is then amortized, generally on a straight-line basis, over the related vesting period of the option.

Research & Development Costs

Research and development activities consist primarily of new product development, continuing engineering for existing products, and regulatory and clinical trial costs. Costs related to research and development efforts on existing or potential products are expensed as incurred.

Accounts Receivable

No allowance has been provided for uncollectible account. Management has evaluated the receivables and believes they are collectible based on nature of the receivables, historical experience of credit losses, and all other currently available evidence. As of December 31, 2020, the Company has $821 accounts receivable balance.

Income Taxes

Income taxes are accounted for under ASC 740 authoritative guidance (“Guidance”), which requires the asset and liability method of accounting for deferred income taxes. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities. Deferred tax assets or liabilities at the end of each period are determined using the tax rate expected to be in effect when taxes are actually paid or recovered.

The Guidance also requires that a valuation allowance be established when it is more likely than not that all or a portion of a deferred tax asset will not be realized. A review of all available positive and negative evidence needs to be considered, including a company’s current and past performance, the market environment in which the company operates, length of carryback and carryforward periods and existing contracts that will result in future profits. The Company believes that it is more likely than not that it will not be able to utilize its net operating loss carryforwards and maintains a full valuation allowance. The Company maintains a full valuation allowance on research and development tax credits.

The Guidance also prescribes a comprehensive model for recognizing, measuring, presenting and disclosing in the consolidated financial statements tax positions taken or expected to be taken on a tax return, including a decision whether to file or not to file in a particular jurisdiction.

Recently Issued Accounting Pronouncements

The information concerning recently issued accounting pronouncements contained in Note 3 – Summary of Significant Accounting Policies, to the unaudited, condensed consolidated financial statements included in Part 1, Item 1 of this report is incorporated herein by reference.